TRUSTCO
Bank Corp NY	Exhibit 99.1
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED
TRUSTCO BANK EXECUTIVE OFFICER INCENTIVE PLAN

WHEREAS, Trustco Bank (the “Bank”) maintains the Trustco Bank Executive Officer Incentive Plan, as amended and restated in the Second Amended and Restated Trustco Bank Executive Officer Incentive Plan dated January 1, 2008 (the “Plan”); and

WHEREAS, the Plan was frozen after the 2008 Plan Year; and

WHEREAS, the Bank desires to amend said Plan, effective as of January 1, 2010 and to continue the frozen status of the Plan, until such time as the Plan is reinstated by action of the Board of Directors.

NOW, THEREFORE, the Bank does hereby amend the Plan, effective as of January 1, 2010, as follows:

1.	Section 1.14. Section 1.14 of the Plan is hereby deleted and the following is substituted in lieu thereof:

Section 1.14. “Return on Equity” means Net Income divided by Total Shareholder Equity minus any equity transaction directly in conjunction with a merger or acquisition.

IN WITNESS WHEREOF, the Bank has caused this Amendment No. 1 to be executed by its duly authorized officer as of the 17th day of November, 2009.

ATTEST:
TRUSTCO BANK

/S/ Robert M. Leonard	By:	/S/ Robert J. McCormick
Secretary
	Title:	Chairman, President and CEO